UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2020

Smartsheet Inc.
(Exact name of registrant as specified in its charter)

Washington	001-38464	20-2954357
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 NE 8th Street, Suite 1300
Bellevue,	WA
98004
(Address of principal executive offices and zip code)
(844)	324-2360
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, no par value per share	SMAR	The New York Stock Exchange
        Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company ☐

        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On April 29, 2020 the Audit Committee (the "Audit Committee") of the Board of Directors of Smartsheet Inc. (the "Company") dismissed PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm, effective immediately.

The reports of PwC on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended January 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended January 31, 2020 and 2019 and during the interim period through April 29, 2020 there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to PwC's satisfaction, would have caused PwC to make reference thereto in their reports, and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for:

a.For the fiscal year ended January 31, 2020 – the material weaknesses in the Company's internal controls over financial reporting previously reported in Item 9A of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2020 filed on March 31, 2020 which related to an ineffective control environment resulting from insufficient resources with appropriate level of controls knowledge and expertise commensurate with our financial reporting requirements and which contributed to additional material weaknesses in that the Company did not design and maintain effective (1) information technology general controls for program change management, user access, and computer operations, and (2) controls relating to order entry and pricing during our billing and revenue process.
b.For the fiscal year ended January 31, 2019 – the material weakness in the Company's internal controls over financial reporting previously reported in Item 9A of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2019 filed on April 1, 2019 which related to a lack of qualified accounting and financial reporting personnel with an appropriate level of experience.

The Company provided PwC with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of such letter provided by PwC, dated April 30, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On April 29, 2020, the Audit Committee approved the engagement of Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2021, effective immediately. During the Company's two most recent fiscal years ended January 31, 2020 and 2019, and during the interim period through April 29, 2020, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K. Deloitte is aware of the material weaknesses described in Item 4.01(a) above and understands it is a reportable event.

Item 9.01 - Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP dated April 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSHEET INC.

		By:	/s/ Jennifer E. Ceran
		Name:	Jennifer E. Ceran
		Title:	Chief Financial Officer & Treasurer

Date:	Apri1 30, 2020